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                                                                   Exhibit 10.14

                                                                  EXECUTION COPY
                                                                  --------------

                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT dated as of December 19, 2001 between Pacific Century Trust ("Seller"), as trustee of the Aloha Airgroup, Inc. Non-Pilots Pension Trust (the "Trust"), and Hawaiian Airlines, Inc., a Hawaii corporation ("Purchaser"). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

                  WHEREAS concurrently herewith Purchaser is entering into a merger agreement dated as of the date hereof among Purchaser, Aloha Airgroup, Inc. (the "Company"), TurnWorks Acquisition III, Inc. and TurnWorks, Inc. (the "Merger Agreement");

                  WHEREAS the Merger Agreement contemplates that Purchaser will purchase from Seller immediately prior to the Closing Time (as defined below) an aggregate of 10,000 shares (the "Shares") of issued and outstanding Series C 10% exchangeable preferred stock, stated value U.S.$1,000 per share, of the Company, and Purchaser has determined to purchase from Seller the Shares upon the terms and subject to the conditions set forth herein;

                  WHEREAS, Seller acts as trustee of the Trust, which Trust holds assets on behalf of the Aloha Airgroup, Inc. Pension Plan for Employees Represented by the International Association of Machinists, the Aloha Airgroup, Inc. Pension Plan for Dispatchers and Assistant Dispatchers Represented by the Transport Workers Union of America and the Aloha Airgroup, Inc. Pension Plan for NonRepresented employees (collectively, the "Plans"), pursuant to a Trust Agreement, dated January 1, 2000 and entered into with the Company (the "Trust Agreement");

                  WHEREAS, Section 4.4 of the Trust Agreement authorizes the Company, as the Employer (as such term is defined in the Trust Agreement), to direct the Trustee with regard to investments of the Trust;

                  WHEREAS, Albert J. Pattison, as Plan Administrator (the "Plan Administrator"), has been duly authorized by the Company to so direct the Trustee;

                  WHEREAS, the Plan Administrator, as fiduciary to the Plans, having used prudence and diligence in reviewing the desirability of the sale contemplated herein to the Trust and the fair value of the proceeds to be received by the Trust, including proceeds receivable under the Participation Rights Agreement, dated September 8, 2000, between the Trust and the Company has determined, and does hereby represent, that the sale contemplated herein is consistent with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is in the best interests of the participants and beneficiaries of the Plans and will result in the Trust receiving at least fair value for the Shares;

                  WHEREAS, the Plan Administrator has determined to, and hereby directs, the Trustee to sell the Shares; and

                  WHEREAS, the Trustee has determined that following such direction with respect to the sale of the Shares is in accordance with the terms of the Trust Agreement;


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                  NOW, THEREFORE, in consideration of the premises and the
mutual agreements and covenants hereinafter set forth, each of Seller and Purchaser hereby agree as follows:

         1. SALE OF SHARES. Subject to the terms and conditions contained herein, Seller will sell to Purchaser, and Purchaser will buy from Seller, the Shares for an aggregate cash purchase price (the "Purchase Price") of U.S.$10,000,000, representing U.S.$1,000 per Share, plus accrued and unpaid dividends (at a rate of 10% per annum payable semi-annually) as of the Closing Time (as defined below). The Purchase Price will be payable by Purchaser at the Closing Time.

         2. CLOSING.

            (a) The closing of the sale and purchase under Section 1 of this Agreement shall take place at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006-1470, on the same day as, and immediately prior to, the Effective Time (as defined in the Merger Agreement) (the "Closing Time").

            (b) At the Closing Time, Seller shall deliver or cause to be delivered to Purchaser (i) stock certificates evidencing the Shares duly endorsed in blank or accompanied by a duly executed stock power in proper form for transfer and (ii) a receipt for the Purchase Price in respect of the Shares.

            (c) At the Closing Time, Purchaser shall deliver to Seller, (i) the Purchase Price by either (A) certified checks or (B) wire transfer of immediately available funds to the bank account of Seller, as furnished to Purchaser in writing not less than two business days prior to the Closing Time and (ii) a receipt for the Shares.

         3. REPRESENTATIONS OF SELLER. As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser that:

            (a) Seller owns beneficially and of record the Shares and has good and valid title to the Shares, free and clear of all Liens. Seller has the unrestricted power and authority to transfer the Shares to Purchaser. The delivery of and payment for the Shares pursuant to this Agreement will transfer to Purchaser good and valid title to Seller's Shares free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of Seller's Shares.

            (b) Seller has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller.

            (c) This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application


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affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            (d) (i) No Order has been issued by any court or other Governmental Authority against Seller purporting to enjoin or restrain the execution, delivery or performance of this Agreement; and (ii) as of the date hereof, there is no litigation, suit, claim, action or proceeding pending or, to the knowledge of Seller, threatened in writing against Seller or any of its property or assets, before any court, arbitrator or Governmental Authority, domestic or foreign, seeking relief which, if ordered, would delay or prevent the consummation of the transaction contemplated hereby.

            (e) The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby and thereby, including, without limitation, the sale of the Shares by Seller (i) if applicable, do not contravene the terms of the articles of incorporation or by-laws, or similar instrument of organization, or any amendment thereof, of Seller, (ii) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument (collectively, a "Contractual Obligation") of Seller, or any law, statute, rule or regulation (collectively, a "Requirement of Law") applicable to Seller and (iii) do not violate any Orders against, or binding upon, Seller.

            (f) No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale and delivery of the Shares) by, or enforcement against, Seller of this Agreement and the transactions contemplated hereby.

            (g) No form of general solicitation or general advertising was used by Seller or its representatives in connection with the sale of the Shares.

            (h) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated hereby based upon arrangements made by or on behalf of Seller.

         4. REPRESENTATIONS OF PURCHASER. As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants to Seller that:

            (a) Purchaser is aware that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration or qualification under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, except pursuant to an exemption from such registration or qualification under the Securities Act and any applicable state securities laws. Purchaser is aware that the Company has no obligation to register the Shares for resale.



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            (b) Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii and has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Purchaser.

            (c) This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            (d) (i) No Order has been issued by any court or other Governmental Authority against Purchaser purporting to enjoin or restrain the execution, delivery or performance of this Agreement; and (ii) as of the date hereof, there is no litigation, suit, claim, action or proceeding pending or, to the knowledge of Purchaser, threatened in writing against Purchaser or any of its property or assets, before any court, arbitrator or Governmental Authority, domestic or foreign, seeking relief which, if ordered, would delay or prevent the consummation of the transaction contemplated hereby.

            (e) The execution, delivery and performance by Purchaser of this Agreement and the transactions contemplated hereby and thereby (i) do not contravene the terms of the Certificate of Incorporation or the By-laws, (ii) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of Purchaser or any Requirement of Law applicable to Purchaser and
(iii) do not violate any Orders against, or binding upon, Purchaser.

            (f) No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Purchaser of this Agreement and the transactions contemplated hereby.

            (g) Purchaser acknowledges that it did not agree to purchase the Shares as a result of any form of general solicitation or general advertising.

            (h) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated hereby based upon arrangements made by or on behalf of Purchaser.

         5. COVENANTS.



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            (a) Purchaser covenants with Seller that it shall hold the Shares until cancelled as contemplated in the Merger Agreement.

            (b) Purchaser acknowledges that it is not entitled to and covenants with Seller that it will not receive any dividends or other distributions as holder of the Shares prior to the Effective Time.

         6. CONDITIONS TO CLOSING.

            (a) The obligation of Purchaser to purchase the Shares, to pay the purchase price therefor at the Closing Time and to perform any other obligations hereunder shall be subject to the satisfaction (or waiver by Purchaser) of the following conditions on or before the Closing Time:

            (i) REPRESENTATIONS AND COVENANTS. The representations and warranties of Seller contained herein shall have been true and correct when made and (other than the representations and warranties set out in Section 3(d)(ii) hereof) shall be true and correct in all material respects as of the Closing Time with the same force and effect as though made on and as of the Closing Time. Seller shall have performed and complied in all material respects with all covenants and agreements required hereby to be performed or complied with by Seller on or prior to the Closing Time. Seller shall have delivered to Purchaser a certificate, dated the Closing Time and signed by an authorized representative of Seller, to the foregoing effect.

            (ii) NO ORDERS. No Order shall have been issued or litigation initiated by any Governmental Authority to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby.

            (iii) CONSENTS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, or notifications to, any Governmental Authority required by any Law in connection with the execution, delivery and performance of this Agreement shall have been obtained, filed, expired or given as of the Closing Time.

            (b) The obligations of Seller to sell the Shares and to perform any other obligations hereunder shall be subject to the satisfaction (or waiver by Seller) of the following conditions on or before the Closing Time:

            (i) REPRESENTATIONS AND COVENANTS. The representations and warranties of Purchaser contained herein shall have been true and correct when made and (other than the representations and warranties set out in Section 4(d)(ii) hereof) shall be true and correct in all material respects as of the Closing Time with the same force and effect as though made on and as of the Closing Time. Purchaser shall have performed and complied in all material respects with all covenants and agreements required hereby to be performed or complied with by Purchaser on or prior to the Closing Time. Purchaser shall have delivered to Seller a certificate,


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            dated the Closing Time and signed by an officer of Purchaser, to the foregoing effect.

            (ii) NO ORDERS. No Order shall have been issued or litigation initiated by any Governmental Authority to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby.

            (iii) CONSENTS. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, or notifications to, any Governmental Authority required by any Law in connection with the execution, delivery and performance of this Agreement shall have been obtained, filed, expired or given as of the Closing Time.

            (c) The obligations of Purchaser and Seller under this Agreement are subject to the satisfaction or waiver of all of the conditions listed in Article VIII of the Merger Agreement.

            (d) The Plan Administrator represents that he has heretofore consulted with counsel regarding his obligations under ERISA with respect to the execution and performance of this Agreement. It is understood and agreed that between the date hereof and the sale of the Shares at the Closing Time, the Plan Administrator may consult with counsel and such valuation firms as he shall deem necessary or appropriate in order to fulfill his fiduciary obligations under ERISA in verifying that the Purchase Price hereunder would result in the Trust receiving at least fair value to the Plan for the Shares at the Closing Time. If the Plan Administrator determines that the Purchase Price at the Closing Time would otherwise be less than the fair value to the Plan of the Shares at the Closing Time, Purchaser shall have the right, but not the obligation, to make up the shortfall.

         7. TERMINATION.

            (a) This Agreement may be terminated as follows:

            (i) by mutual written consent of each of Seller and Purchaser;

            (ii) at the written election of Purchaser, in the event that the conditions set forth in Section 6(a) have not been fulfilled by the Closing Time or have become impossible of fulfillment prior to the Closing Time;

            (iii) at the written election of Seller, in the event that the conditions set forth in Section 6(b) have not been fulfilled by the Closing Time or have become impossible of fulfillment prior to the Closing Time; or

            (iv) at the written election of either Purchaser or Seller, in the event that (A) the conditions set forth in Section 6(c) have not been fulfilled by the Closing Time or have become impossible of fulfillment prior to the Closing Time or (B) the Plan Administrator determines that the Purchase Price at the Closing Time is


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            less than the fair value to the Plan of the Shares at the Closing
            Time and Purchaser does not make up the shortfall (as provided in Section 6(d)).

            (b) This Agreement shall immediately terminate (without the need for any further action by any of the parties hereto) if the Merger Agreement is terminated for any reason whatsoever.

            (c) In the event of the termination of this Agreement pursuant to the provisions of this Section 7, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or its directors, officers or stockholders in respect of this Agreement.

         8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, except to the extent that provisions of the Hawaii Business Corporation Act, as amended, ("HBCA") are mandatorily applicable. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court located in the city of Wilmington if any dispute arises under this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(iii) agrees that it will not bring any action, suit or proceeding relating to this Agreement or any transaction contemplated hereby in any court other than any such court, (iv) waives any right to trial by jury with respect to any action, suit or proceeding related to or arising out of this Agreement or any transaction contemplated hereby, (v) waives any objection to the laying of venue of any action, suit or proceeding arising out this Agreement or any transaction contemplated hereby in any such court, (vi) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (vii) agrees that a final judgment in any such action, suit or proceeding in any such court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable law.

         9. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

         10. PARTIES. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors of the parties hereto.

         11. AMENDMENTS. This Agreement may be amended or modified only by an instrument in writing signed by each of Seller and Purchaser.

         12. NOTICES. All notices, consents, requests, instructions, approvals and other communications provided herein shall be validly given or made (and shall be deemed to have been duly given or made upon receipt or delivery), if in writing and delivered personally or sent by nationally recognized overnight courier, by facsimile transmission (followed up by certified or registered mail, return receipt requested) or by registered or certified mail return receipt requested, (i) if to Purchaser at 3375 Koapaka Street, Suite G350, Honolulu, Hawaii 96819-1869, attention: Vice Chairman and Chief Executive Officer, facsimile: 808-835-3688, with a copy to the attention of the General Counsel, facsimile: 808-835-3690 and (ii) if to Seller at P.O. Box


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3170, Honolulu, Hawaii 96813, attention: Ron Heim, VP & Trust Officer, facsimile: 808-538-4436.

         13. MISCELLANEOUS. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.

         14. SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof; provided, however, that in no event shall Purchaser be required to purchase the Shares if the Merger Agreement is terminated.

         15. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their understandings and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         16. FURTHER ACTION. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable laws and regulations, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             HAWAIIAN AIRLINES, INC.

                                 /s/ Paul J. Casey
                               -----------------------------------------------
                               Name: Paul J. Casey
                               Title: Vice Chairman and Chief Executive Officer


                                 /s/ Christine R. Deister
                               -----------------------------------------------
                               Name: Christine R. Deister
                               Title: Executive Vice President and Chief
                                      Financial Officer

                             PACIFIC CENTURY TRUST, AS TRUSTEE OF THE ALOHA AIRGROUP, INC. NON-PILOTS PENSION TRUST

                                 /s/ Ronald Heim
                               -----------------------------------------------
                               Name: Ronald Heim
                               Title: Vice President

                                 /s/ Wanda Ching
                               -----------------------------------------------
                               Name: Wanda Ching
                               Title: Trust Officer

                                 /s/ Albert J. Pattison
                               ----------------------------------------------
                               ALBERT J. PATTISON, in his capacity as Plan
                               Administrator of the Aloha Airgroup, Inc.
                               Non-Pilots Pension Trust